Morgan Stanley Institutional Fund Trust -
Limited Duration Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Biomed Realty, L.P.
Purchase/Trade Date:	  04/15/2014
Offering Price of Shares: $99.408
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $310,000
Percentage of Offering Purchased by Fund:
0.078
Percentage of Fund's Total Assets: 0.25
Brokers:  Deutsche Bank Securities, Wells
Fargo Securities, KeyBanc Capital Markets, US
Bancorp, Barclays, Morgan Stanley, PNC
Capital Markets LLC, Raymond James, UBS
Investment Bank, Mitsubishi UFJ Securities,
SMBC Nikko, Regions Securities LLC, TD
Securities
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 AerCap Ireland Capital
Limited
Purchase/Trade Date:	  05/08/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $345,000
Percentage of Offering Purchased by Fund:
0.031
Percentage of Fund's Total Assets: 0.28
Brokers:  UBS Investment Bank, Citigroup,
Barclays, Bofa Merrill Lynch, Credit Agricole
CIB, Credit Suisse, Deutsche Bank Securities,
Goldman Sachs & Co., JP Morgan, Morgan
Stanley, RBC Capital Markets, RBS,
Guggenheim Securities, KKR
Purchased from: UBS SW
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 The Home Depot, Inc.
Purchase/Trade Date:	  06/09/2014
Offering Price of Shares: $99.617
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.060
Percentage of Fund's Total Assets: 0.49
Brokers:  Barclays, Bofa Merrill Lynch, JP
Morgan, Morgan Stanley, BNY Mellon Capital
Markets, Citigroup, Credit Suisse, Deutsche
Bank Securities, Fifth Third Securities,
Goldman Sachs & Co., RBC Capital Markets,
RBS, SunTrust Robinson Humphrey, TD
Securities, US Bancorp, Wells Fargo Securities,
The Williams Capital Group, L.P., Lebenthal
Capital Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	Johnson Controls Inc.
Purchase/Trade Date:	  06/10/2014
Offering Price of Shares: $99.872
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $675,000
Percentage of Offering Purchased by Fund:
0.225
Percentage of Fund's Total Assets: 0.56
Brokers:  Bofa Merrill Lynch, Barclays,
Citigroup, Goldman Sachs & Co., Wells Fargo
Securities, ING, TD Securities, JP Morgan,
Mitsubishi UFJ Securities, US Bancorp, Banca
IMI, Danske Markets Inc., Standard Chartered
Bank, Commerzbank, Morgan Stanley, Credit
Agricole CIB, RBS, UniCredit Capital Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 Oracle Corporation
Purchase/Trade Date:	  06/30/2014
Offering Price of Shares: $99.773
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.030
Percentage of Fund's Total Assets: 0.49
Brokers:  Bofa Merrill Lynch, JP Morgan, Wells
Fargo Securities, BNP Paribas, Citigroup,
Deutsche Bank, RBS, Barclays, Mizuho
Securities, Mitsubishi UFJ Securities, Credit
Suisse, Morgan Stanley, Santander, Standard
Chartered Bank, SunTrust Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Ebay Inc.
Purchase/Trade Date:	  07/23/2014
Offering Price of Shares: $99.788
Total Amount of Offering: $1,150,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.052
Percentage of Fund's Total Assets: 0.49
Brokers:  Citigroup, JP Morgan, Morgan
Stanley, Wells Fargo Securities, Barclays,
MUFG, BNP Paribas, RBC Capital Markets,
BNY Mellon Capital Markets LLC, RBS, Credit
Suisse, Standard Chartered Bank, HSBC, The
Williams Capital Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.




Securities Purchased:	 Tyson Foods Inc.
Purchase/Trade Date:	  08/05/2014
Offering Price of Shares: $99.934
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.060
Percentage of Fund's Total Assets: 0.50
Brokers:  Morgan Stanley, JP Morgan, HSBC,
Mizuho Securities, Rabo Securities, US
Bancorp, Credit Agricole CIB, RBC Capital
Markets, MUFG
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Synchrony Financial
Purchase/Trade Date:	  08/06/2014
Offering Price of Shares: $99.764
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $800,000
Percentage of Offering Purchased by Fund:
0.073
Percentage of Fund's Total Assets: 0.67
Brokers:  Barclays, Bofa Merrill Lynch,
Citigroup, Credit Suisse, Deutsche Bank
Securities, Goldman Sachs & Co., JP Morgan,
Morgan Stanley, BNP Paribas, RBS, HSBC,
Santander, Mizuho Securities, SMBC Nikko,
MUFG, RBC Capital Markets, Societe
Generale, Banca IMI, Commerzbank, Loop
Capital Markets, BBVA, Credit Agricole CIB,
Mishcler Financial Group, Inc., Blaylock Beal
Van LLC, Fifth Third Securities, Ramirez &
Co., Inc., Castle-Oak Securities, L.P., ING,
Lebenthal Capital Markets, The Williams
Capital Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 UBS AG
Purchase/Trade Date:	  08/11/2014
Offering Price of Shares: $99.836
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $925,000
Percentage of Offering Purchased by Fund:
0.037
Percentage of Fund's Total Assets: 0.77
Brokers:  UBS Securities LLC, Citigroup
Global Markets Inc., Goldman Sachs & Co., JP
Morgan Securities, Merrill Lynch, Morgan
Stanley, Wells Fargo Securities, ANZ
Securities, BB&T Capital Markets, BNY
Mellon Capital Markets, Capital One Securities,
CIBC World Markets Corp., Desjardins
Securities, Inc., Fifth Third Securities, RBC
Capital Markets, Region Securities, Scotia
Capital (USA), Inc., SunTrust Robinson
Humphrey, Inc.
Purchased from:  UBS SW
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 WEA Finance LLC
Purchase/Trade Date:	  09/10/2014
Offering Price of Shares: $99.800
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.048
Percentage of Fund's Total Assets: 0.51
Brokers:  Citigroup, Credit Suisse, Deutsche
Bank Securities, JP Morgan, Bofa Merrill
Lynch, BBVA, BNP Paribas, Credit Agricole
CIB, HSBC, Morgan Stanley, RBC Capital
Markets, RBS, Scotiabank, SMBC Nikko, UBS
Investment Bank
Purchased from:  Citibank SGP
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 Thomson Reuters Corp.
Purchase/Trade Date:	  09/22/2014
Offering Price of Shares: $99.828
Total Amount of Offering: $550,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund:
0.027
Percentage of Fund's Total Assets: 0.13
Brokers:  Deutsche Bank Securities, HSBC,
Morgan Stanley, RBS, Barclays, Goldman
Sachs & Co., JP Morgan, BMO Capital
Markets, RBC Capital Markets, Bofa Merrill
Lynch, Standard Chartered Bank, Citigroup, TD
Securities, Guggenheim Securities, Wells Fargo
Securities
Purchased from:  Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Compass Bank
Purchase/Trade Date:	  09/24/2014
Offering Price of Shares: $99.951
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $600,000
Percentage of Offering Purchased by Fund:
0.150
Percentage of Fund's Total Assets: 0.51
Brokers:  Citigroup Global Markets, BBVA
Securities, JP Morgan, Morgan Stanley
Purchased from:  Citibank SGP
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.